UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1A Amendment 4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ALLIES LIMITED

Nevada	6531	20-0951920
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1015 North 98th St, Ste 100 Omaha, NE 68114 402-778-4844 www.allieslimited.com __________________________
Copies to:
How to Go Public 4790 Caughlin Pkwy, Ste 387 Reno, NV 775-232-1950 Fax: 775-201-8331

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share ($)	Proposed Maximum Aggregate Offering Price ($)(2)	Amount of Registration Fee($)

Shares of Common Stock, $.0001 par value	7,298,4807,298,480	$.90	$6,568,632	$752.76

Total Fee Due	7,298,4807,298,480	$.90	$6,568,632	$752,76

1

The 7,298,4807,298,480 shares registered pursuant to this registration statement, are offered by the selling shareholders named in this prospectus.  They will be selling their shares at a fixed price of $.90 till we are approved for trading on the OTCBB or any other Securities Exchange

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus

Allies Limited

7,298,480 shares of Common Stock

$0.90 per share

This is the initial offering of Common stock of Allies Limited (“Company,” “we,” “us,” and “our”) we will derive no financial benefit from the sales of these shares. The shares will be offered at a fixed price of $.90 per share by its selling shareholders until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange.  We will pay for all of the expenses related to this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. (Please see Risk Factors starting on page 5)

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.   However, the Company has generated minimal revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

The Company does not plan to use this offering Prospectus before the effective date.

Subject to Completion, Dated _________, 2012

Allies Limited

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Allies Limited (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “ALLIES LIMITED” are to the Company.

A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL INFORMATION ABOUT OUR COMPANY

We are not a start-up stage company still in the development stage. We are a company with minimal revenues; we have minimal assets and have incurred losses since inception.   Allies Limited hopes to sponsor and manage a variety of investment properties, worldwide, in private Allies hopes to provide capital and management services to start up and second stage companies which include High Technology startups as well as Dental Practices and Health centers.

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID). These individuals are to be competent in recognizing real estate development opportunities with the potential for  near term appreciation for Allies’ shareholders. Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of “startup” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “startups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for significant equity and managerial consultation.

Allies’ final distinct division will be in the business of marketing its “holding companies” and real estate to increase valuation and to raise venture capital to fund current and future investments. Their personnel will be synergistically connected to individuals who are networked to facilitate promotion of Allies’ holdings, i.e. Financial and IT publication reporters and staff writers.

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practice Health Centers.

The company is a Nevada Corporation formed July 23rd 2009 and our year end is February 28.

WHERE YOU CAN FIND US

Our offices are located at:

Allies Limited

1015 North 98th St, Ste 100

Omaha, NE 68114

402-778-4844

THE OFFERING

This prospectus covers the resale by the selling shareholders named in this prospectus of 7,298,480 shares of our common stock. The offered shares were acquired by the selling shareholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. A Form D has been filed with the SEC. The selling shareholders will sell their shares of our common stock at a fixed price of $.90 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	7,298,480 Shares of common stock, $.0001 par value, at a price of $.90 per share held by 81 selling shareholders at $.90, for which the Company will receive no financial benefit.

Offering Price per Share:	$.90

Offering Period:	The shares are being offered for a period not to exceed 180 days

Net Proceeds to Our Company:	We will not receive proceeds from the sale of the 7,298,480 common shares offered by our selling shareholders.

Use of Proceeds:	No proceeds to the Company

Number of Shares Outstanding Before the Offering:	57,299,480

Number of Shares Outstanding After the Offering:	57,299,480

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the “Plan of Operations”.

ALLIES LIMITED

 (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$ 15,563	$ 64,108
Interest receivable - related party	4,090	0
Note receivable - related party	96,600	0
Total Current Assets	116,253	64,108

Other Assets
Security deposit	0	1,110
Note receivable - related party	0	89,100
Investments	428,075	644,021
Total Other Assets	428,075	734,231

TOTAL ASSETS	$ 544,328	$ 798,339

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$ 16,923	$ 14,007
Due to officer	1,988	0
Amount due on purchase of investment	0	131,250
Total Liabilities	18,911	145,257

STOCKHOLDERS’ EQUITY
Common stock, $.0001 par value, 100,000,000 shares authorized, 62,069,929 and 60,848,780 shares issued and outstanding, respectively	5,707	6,207
Additional paid-in capital	1,005,840	1,005,340
Non-controlling interest	(4,753)	(4,753)
Deficit accumulated during the development stage	(481,377)	(353,712)
Total Stockholders’ Equity	525,417	653,082

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 544,328	$ 798,339

ALLIES LIMITED

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

FOR THE PERIOD FROM JULY 23, 2009 (INCEPTION) TO FEBRUARY 29, 2012

	Year ended February 29, 2012	Year ended February 28, 2011	Period from July 23, 2009 (Inception) to February 29, 2012

REVENUES	$ 3,223	$ 5,000	$ 8,223

OPERATING EXPENSES
Professional fees	10,850	18,085	48,703
Wages and taxes	137,804	183,019	377,620
Advertising	19,094	15,950	35,044
Rent	3,501	9,570	19,181
General and administrative	16,545	25,417	49,027
TOTAL OPERATING EXPENSES	187,794	252,041	529,575

LOSS FROM OPERATIONS	(184,571)	(247,041)	(521,352)

OTHER INCOME (EXPENSES)
Interest income	4,102	65	4,167
Gain on sale of investment	68,750	0	68,750
Impairment of investments	(15,946)	(16,996)	(32,942)
TOTAL OTHER INCOME (EXPENSES)	56,906	(16,931)	39,975

LOSS BEFORE INCOME TAXES	(127,665)	(263,972)	(481,377)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$ (127,665)	$ (263,972)	$ (481,377)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	58,326,760	61,612,831

RISK FACTORS

Risks associated with our Company:

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. However, the Company has generated minimal revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We have, in our history, generated minimal revenues from operations, have incurred substantial expenses, and have sustained losses.  In addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

The real estate industry has inherent operational risks that may not be adequately covered by insurance.  Any failure to maintain adequate general liability, commercial, and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims.  Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

The due diligence process that we undertake in connection with our investments may not reveal all facts that may be relevant in connection with an investment.

Before making our investments, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. The objective of the due diligence process is to identify attractive investment opportunities based on the facts and circumstances surrounding an investment, to identify possible risks associated with that investment and, in the case of private equity investments, to prepare a framework that may be used from the date of an acquisition to drive operational achievement and value creation. When conducting due diligence, we typically evaluate a number of important business, financial, tax, accounting, environmental and legal issues in determining whether or not to proceed with an investment. Outside consultants, legal advisors, accountants and investment banks are involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence process may at times be subjective with respect to newly organized companies for which only limited information is available. Accordingly, we cannot be certain that the due diligence investigation that we will carry out with respect to any investment opportunity will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, including the existence of contingent liabilities. We also cannot be certain that our due diligence investigations will result in investments being successful or that the actual financial performance of an investment will not fall short of the financial projections we used when evaluating that investment.

Assets acquired by the company may be dissolved or go bankrupt which would have a significant effect on the company’s balance sheet

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

The Company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate revenue.

We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under any future credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

RISKS ASSOCIATED WITH THIS OFFERING

Purchasers in this offering will have limited control over decision making because the Company’s sole officer and director will control not less than 35% of the Company’s issued and outstanding common stock.

Presently the Company’s sole Officer and Director beneficially own 20,000,000 (35%) shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by ALLIES LIMITED shareholders, including the election of directors. Such concentrated control may also make it difficult for ALLIES LIMITED stockholders to receive a premium for their shares of ALLIES LIMITED in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders. Management will have complete control over all decisions, including: employment, its own compensation arrangements, the appointment of other compensation positions and whether to enter into material transactions with related parties.

Investors may lose their entire investment if Allies Limited fails to implement its business plan.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  ALLIES LIMITED was formed in Nevada on July 23rd 2009. The Company has no demonstrable operations record of substance upon which investors can evaluate the Company’s business and prospects. ALLIES LIMITED prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

Competitors with more resources may force us out of business.

We will compete with many well-established companies. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins. We may, for example, approach another potentially significant growth company with capital as an alternative financing source in exchange for equity. Another, larger, more established competitor may recognize the same opportunity and may offer more capital, better terms or opportunities for growth than we are able to provide. If this were to occur in multiple instances, we may be relegated to less attractive mergers and acquisitions which could eventually force us to dissolve. As there are perhaps thousands of potentially rapid and significant growth start ups in the U.S. alone, we view this risk as relevant but an unlikely occurrence.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly-held company.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officer’s liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

You may not be able to sell your shares in Allies Limited because there is no public market for the Company’s stock.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin Board”) maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

There is no public market for the Company’s common stock. Our sole Officer and director, currently hold 35% of the ALLIES LIMITED issued and outstanding common shares. No market is available for investors in ALLIES LIMITED common stock to sell their shares if the Company does not acquire listing status. The Company cannot guarantee that a meaningful trading market will develop.

If ALLIES LIMITED stock ever becomes tradable, of which the Company cannot guarantee success the trading price of ALLIES LIMITED common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

All of Allies Limited issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on these shares is lifted, and the shares are sold in the open market, the price of Allies Limited common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 57,299,480 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  . When these shares become unrestricted and available for sale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

If we fail to remain current on our reporting requirements, we could be removed from the OTCBB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

Dividend Risk

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

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That a broker or dealer approve a person’s account for transactions in penny stocks; and

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That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

•

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

•

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

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Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

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The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

Description of our business

General information about our Company

We are a start-up stage company still in the development stage. We are a company with minimal revenues; we have minimal assets and have incurred losses since inception.

Allies hopes to provide capital and management services to start up and second stage companies which include High Technology startups as well as Dental Practices and Health centers.

We hope to be a global firm with private equity experience, in-depth industry knowledge, sophisticated processes for growing and improving businesses, and to develop a strong culture committed to teamwork and sharing information across offices in the U.S., Europe, Asia, and Australia.

Allies Limited will earn revenues in a variety of ways including earning ongoing management fees for providing networking, management, consultation, and other services to our holding companies management, as well as transaction, monitoring and other potential fees in connection with our private equity and other investments. We are selectively pursuing opportunities to develop new investment structures and products that we believe will help us increase the amount of managed capital that we are able to commit to individual transactions, grow our assets under management and capture additional income streams and value for shareholders. Allies Limited may partner with Venture Capital firms (VC) and Private Equity firms to participate and co-fund early stage companies which, over time, could  add  value to Allies Limited shareholders.

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID).  These individuals are to be competent in recognizing real estate development opportunities with the potential for  near term appreciation for Allies’ shareholders. Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of  “startup” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “startups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for significant equity and managerial consultation.

Allies’ final distinct division will be in the business of marketing its “holding companies” and real estate to increase valuation and to raise venture capital to fund current and future investments. Their personnel will be synergistically connected to individuals who are networked to facilitate promotion of Allies’ holdings, i.e. Financial and IT publication reporters and staff writers.

Allies may partner with and Private Equity firms to help fund potentially early stage companies which, over time, will potentially add value to Allie’s shareholders.

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practices and Health Centers.

Currently, Allies Ltd. has investments in two pieces of commercial real estate.  These properties were purchased well below previous market prices.

•

The Gilbert, Arizona property is a 63,000 square foot office complex consisting of three separate buildings. The property was purchased out of bank foreclosure and was assessed by the county assessor for roughly twice the purchase price.

•

The Omaha, Nebraska property (168th and Maple St.) is arguably the most desirable commercial lot in north west Omaha. The three adjacent corners at this intersection are occupied by Walmart (NW corner) Target store (SW corner) and Wells Fargo (NE corner) The Allies property is the only vacant lot on the intersection.

•

Allies purchase of  shares in Salus Novus, the technology firm was strategically placed to participate in the eventual “sale” of the company. Since its inception in 2009, Salus Novus has created a proprietary piece of disruptive software and is in licensing negotiations with the Department of Defense and various other entities. The company has also begun a joint venture with Allies Limited to form another agriculture based software firm, “Crop Ventures” of which Allies owns 30%.

INDUSTRY BACKGROUND

Private equity firms began to emerge out of the investment banking industry around 1982. Since that time, hundreds of Private Equity Firms have been instituted in the U.S. alone. More than $551 billion dollars of capital has been raised and re-invested by these firms since 2002.

The largest of these includes The Carlyle group with some $32 billion in assets and Kohlberg Kravis Roberts (KKR) $31 billion.  It is a rapidly maturing industry and acquisitions are made almost every business day by these firms.

Private equity is money invested in companies that are not publicly traded on a stock exchange or invested as part of buyouts of publicly traded companies in order to make them private companies.

Among the most common investment strategies in private equity include leveraged buyouts (LBO), venture capital, growth capital, distressed investments and mezzanine capital. Many times investments are short in nature.

Leveraged buyouts involve a financial sponsor agreeing to an acquisition without itself committing all the capital required for the acquisition. To do this, the financial sponsor will raise acquisition debt which ultimately looks to the cash flows of the acquisition target to make interest and principal payments. Acquisition debt in an LBO is often non-recourse to the financial sponsor and has no claim on other investment managed by the financial sponsor. Therefore, an LBO transaction's financial structure is particularly attractive to a fund's limited partners, allowing them the benefits of leverage but greatly limiting the degree of recourse of that leverage. This kind of financing structure leverage benefits an LBO's financial sponsor in two ways: (1) the investor itself only needs to provide a fraction of the capital for the acquisition, and (2) the returns to the investor will be enhanced (as long as the return on assets exceeds the cost of the debt).

As a percentage of the purchase price for a leverage buyout target, the amount of debt used to finance a transaction varies according to the financial condition and history of the acquisition target, market conditions, the willingness of lenders to extend credit (both to the LBO's financial sponsors and the company to be acquired) as well as the interest costs and the ability of the company to cover those costs. Historically the debt portion of an LBO will range from 60%-90% of the purchase price, although during certain periods the debt ratio can be higher or lower than the historical averages. Between 2000-2005 debt averaged between 59.4% and 67.9% of total purchase price for LBO’s in the United States.

PRINCIPAL SERVICES AND THEIR MARKETS

Capital invested in Allies Limited is allocated toward the purchase of hard assets (i.e. commercial real estate) and start up or second stage growth companies. The services we currently provide is  expert “due diligence” in the selection and pricing of our acquisitions and consultation for management of our holding companies in order to enhance shareholder value through value purchases and timely and profitable sales of our acquired assets.

Allies Limited plans capital asset allocation primarily in high technology firms with defensible business plans and provable “disruptive” software creation with the anticipation that these firms will be purchased by VC firms or large conglomerates in a reasonably short (18-36 mo.) time frame.

Allies purchase of real estate will be secondary to our technology interests because the return on investment horizon has a considerably longer time frame to fruition. Infrequently, we will also review other business opportunities in various industries (i.e. retail or service businesses) depending on the value of the purchase price and return on investment timeline

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID).   These individuals are to be competent in recognizing real estate development opportunities with the potential for near term appreciation for Allies’ shareholders. Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of “start up” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “start ups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for equity and managerial consultation.

Allies may partner with and Private Equity firms to help fund potentially early stage companies which, over time, will potentially add value to Allie’s shareholders.

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practices and Health Centers.

DISTRIBUTION METHODS

The company has no need for “distribution”

STATUS OF ANY PUBLICLY ANNOUNCED SERVICES

As of February 21, 2011 the company has not publicly announced any services.

COMPETITION

The competition in the industry comes from being the first to target and find and secure the capital necessary to make attractive acquisitions in either commercial real estate or, in the specific business plan of Allies Limited, “start up” high technology firms with the potential of  returns on investment in relatively short time cycles.

Other private equity firms, especially the more mature, will initially have significantly more capital and more extensive resources to find and acquire promising opportunities than Allies Limited.  However, the supply of promising companies with defensible business plans and commercial real estate buying opportunities are numerous throughout the economy.

Allies currently has limited assets and operations and this negatively impacts our ability to “bid” on perhaps the most obvious and more mature acquisition opportunities available to more asset rich competitors. Initially, the “plums” may extend beyond our reach.

As we grow in acquisitions and capital Allies will then be better prepared to compete in the Fortune 500 market.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

At this time as of February 21, 2011 ALLIES LIMITED is a startup venture and currently has no customers

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks.

GOVERNMENT AND INDUSTRY REGULATION

Our operations are subject to regulation and supervision in a number of jurisdictions. The level of regulation and supervision to which we are subject varies from jurisdiction to jurisdiction and is based on the type of business activity involved. We, in conjunction with our outside advisors and counsel, seek to manage our business and operations in compliance with such regulation and supervision. The regulatory and legal requirements that apply to our activities are subject to change from time to time and may become more restrictive, which may make compliance with applicable requirements more difficult or expensive or otherwise restrict our ability to conduct our business activities in the manner in which they are now conducted. Changes in applicable regulatory and legal requirements, including changes in their enforcement, could materially and adversely affect our business and our financial condition and results of operations. As a matter of public policy, the regulatory bodies that regulate our business activities are responsible for safeguarding the integrity of the securities and financial markets and protecting investors who participate in those markets rather than protecting the interests of our shareholders.

More restrictive regulations and laws regarding acquisition (percentages, control etc.) may impact our ability to acquire new, promising start ups.

Changes in zoning ordinances for our specific real estate holdings could increase or decrease the value of our real estate holdings significantly. Increased tax levies and unanticipated special assessments could also adversely impact Allies hard assets.

RESEARCH AND DEVELOPMENT ACTIVITIES

The Company currently has no research and development activities.

ENVIRONMENTAL LAWS

Company operations currently have no material effect on the environment.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The company has one full time employee at this time, Theodore Pysh.  There are no employee agreements in effect.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements about the Company’s business, financial condition, and prospects that reflect ALLIES LIMITED management’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, the Company’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.   However, Mr. Pysh our sole officer and director and sole promoter received his 20,000,000 common shares @ par value $.0001 for services.

SELLING SHAREHOLDERS

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The common shares being offered for resale by the selling security holders consist of 7,298,480 shares of our common stock held by 81 shareholders.  None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders at an average purchase price of $.52 per share in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 4(2) of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates.

The following table sets forth the shares beneficially owned, as of July 9, 2012 by the selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

The percentages below are calculated based on 57,299,480 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder(2)	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
David N. Steier	1,000,000	1,000,000	1.7%	0
Maurice J. Steier	1,000,000	1,000,000	1.7%	0
Lauren E. Steier	1,000,000	1,000,000	1.7%	0
Katlin C. Svendsen	1,000,000	1,000,000	1.7%	0
Mark Kirk	1,000	1,000	*	0
Laura Clarice Colway	10,000	10,000	*	0
Traci K Jennings-Janes	10,000	10,000	*	0
Donald & Shirley Jennings	2,000	2,000	*	0
Douglas T Pysh	2,000	2,000	*	0
Neshonda Belton	1,334	1,334	*	0
Rachel & Michael A Fraley	1,000	1,000	*	0
Rachel & David A Fraley	1,000	1,000	*	0
Rachel B Fraley & Marilyn Pysh	1,000	1,000	*	0
Provident Group, LLC(3) FBO: Donald R Leath IRA	368,680	368,680	*	0
W.J. and Karyl Elnersen	1,400	1,400	*	0
Bruce Johnson	1,000	1,000	*	0
Jeffrey D Brooks	2,666	2,666	*	0
Kimberley L & James R Brooks	30,769	30,769	*	0
Tamara Hughbanks	1,000	1,000	*	0
Gerald D Baty	2,333	2,333	*	0
Glen Albracht	2,000	2,000	*	0
Lois L Hagen	2,001,000	2,001,000	3.5%	0
Kenneth J Hagen IV	1,000	1,000	*	0
Virginia E Busch	1,000	1,000	*	0
Marlene S Vecara	1,000	1,000	*	0
Hal Ritchie	1,000	1,000	*	0
Mark A. & Marcia L. Christianson	1,333	1,333	*	0
Carol G Caster	1,000	1,000	*	0
Leeann Young	1,000	1,000	*	0
John Quick	6,000	6,000	*	0
William Klabonde	3,500	3,500	*	0
John or Mary Herrmann	1,000	1,000	*	0
Blecilda Dela Cruz and Conrado Bartolome Jr	3,000	3,000	*	0
James Prchal	2,000	2,000	*	0
Jeffrey L Pruess	30,000	30,000	*	0
David A Carey	3,102,000	3,102,000	5.3%	0

Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder(2)	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
Gene L and Laura Wagner	3,000	3,000	*	0
Phillip E Foster	10,000	10,000	*	0
Steven B Lupardus	30,000	30,000	*	0
Thomas R Bullock	30,000	30,000	*	0
Michael L and Diane Wagner	4,000	4,000	*	0
Ruth M McCully	10,000	10,000	*	0
Carl Metosky	50,000	50,000	*	0
Dale E Piper	20,000	20,000	*	0
Ed& Susan Shuchlik	200,000	200,000	*	0
Ellen Galloway	60,000	60,000	*	0
Lana Johnson FBO Austin A Johnson	10,000	10,000	*	0
Keith Smith	1,000	1,000	*	0
David & Koral Booth JTWROS	15,385	15,385	*	0
Peggy Sue Hockenberry	20,000	20,000	*	0
Thomas R Ray	50,000	50,000	*	0
Robert Ireland	25,000	25,000	*	0
William R. Bollinger, Jr	5,000	5,000	*	0
Provident Trust Group, LLC
FBO Rhonda K. Lahti	42,600	42,600	*	0
Craig A. Kramer	30,000	30,000	*	0
Judith K. Polacek	20,000	20,000	*	0
Provident Trust Group, LLC
FBO Neil Nelkin	30,000	30,000	*	0
Provident Trust Group, LLC
FBO F. A. Gossett	150,000	150,000	*	0
Donald R. Leath Living Trust	75,765	75,765	*	0
James D Vokal Sr.	10,000	10,000	*	0
John A. Cervice	20,000	20,000	*	0
Kenneth J Hagan Jr	5,000,000	5,000,000	9%	0
PTG FBO Chad Oldehoeft IRA**	50,000	50,000	*	0
PTG FBO Doreen Blakely IRA**	111,111	111,111	*	0
PTG FBO Douglas B Wurster IRA**	30,000	30,000	*	0
PTG FBO Gary Vieregger**	144,445	144,445	*	0
PFT FBO F.A. Gossett**	150,000	150,000	*	0
PFT FBO Kevin R Peterson IRA**	30,770	30,770	*	0
PTG FBO Leonard E Holdehoeft IRA**	100,000	100,000	*	0
PTG FBO Neil Nelkin**	30,000	30,000	*	0
PFT FBO Pamela Barclay, Roth IRA**	200,000	200,000	*	0
PTG FBO Serita N Kyle IRA**	17,700	17,700	*	0
PTG FBO Serita N Kyle Roth IRA**	2,462	2,462	*	0
PTG FBO Thomas L Keleher IRA**	10,000	10,000	*	0
Richard W Hungerford Jr	1,000	1,000	*	0
Robbin & Donald Jeffrey	10,000	10,000	*	0
Sharon & Kenneth Long, JTWROS	15,000	15,000	*	0
Stacie Saucier	15,000	15,000	*	0
Thomas L Keleher	10,000	10,000	*	0
Vicki & Richard Arab	7,500	7,500	*	0
Wayne ACampbell	10,000	10,000	*	0
Ardell Plasek	10,000	10,000	*	0
Total	7,298,480	7,298,480	*	0

          *     Less than 1%

          **  Provident Trust Group

1)	Assumes all of the shares of common stock offered are sold and 57,299,480 common shares are issued and outstanding.
2) 3)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

Donald Leath maintains all voting rights for  Provident Group.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

•           has had a material relationship with us other than as a shareholder at any time within the past three years; or

•           has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

•           are broker-dealers or affiliated with broker-dealers.

7,298,48057,299,480We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 7,298,480 shares of common stock on behalf of the selling stockholders. We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA . The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application. Upon effectiveness of this registration we will seek out a market maker.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

SALES BY SELLING SHAREHOLDERS

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

•

on such public markets as the common stock may be trading;

•

in privately negotiated transactions; or

•

in any combination of these methods of distribution.

The sales price to the public may be:

•

A fixed price of $0.90 as in this offering

•

the market price prevailing at the time of sale;

•

a price related to such prevailing market price; or

•

such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•

not engage in any stabilization activities in connection with our common stock;

•

furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited statements for the year ended February 29, 2012 included in this Prospectus have been audited by the firm of Silberstein Ungar, PLLC. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Novi & Wilkin, located at 1325 Airmotive Way, Ste 140, Reno, NV 89502 has passed upon the validity of the shares being offered.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

There is one full time employee. There are no employment agreements in effect

DESCRIPTION OF PROPERTY

We have Offices at 12020 Shamrock Plaza, Ste 220, Omaha, Nebraska.

Allies Ltd. has investments in two pieces of commercial real estate.  These properties were purchased well below previous market prices.

•

The Gilbert, Arizona property is a 63,000 square foot office complex consisting of three separate buildings. The property was purchased out of bank foreclosure and was assessed by the county assessor for roughly twice the purchase price.

•

The Omaha, Nebraska property (168th and Maple St.) is arguably the most desirable commercial lot in north west Omaha. The three adjacent corners at this intersection are occupied by Walmart (NW corner) Target store (SW corner) and Wells Fargo (NE corner) The Allies property is the only vacant lot on the intersection.

•

Allies purchase of  shares in Salus Novus, the technology firm was strategically placed to participate in the eventual “sale” of the company. Since its inception in 2009, Salus Novus has created a proprietary piece of disruptive software and is in licensing negotiations with the Department of Defense and various other entities. The company has also begun a joint venture with Allies Limited to form another agriculture based software firm, “Crop Ventures” of which Allies owns 30%.

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company. There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of February 21, 2011 , the Company has a total of 60 shareholders.  No public market currently exists for shares of our common stock. Concurrently with the completion of this offering, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

STOCK TRANSFER AGENT

None at this time.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Our fiscal year end is February 28.  We intend to provide financial statements audited by an Independent Registered Accounting Firm (PCOAB) to our shareholders in our annual reports.

ALLIES LIMITED

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

FEBRUARY 29, 2012

ALLIES LIMITED

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

FEBRUARY 29, 2012

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Allies Limited

Omaha, Nebraska

We have audited the accompanying balance sheets of Allies Limited, a Nevada Corporation, as of February 29, 2012 and February 28, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and the period from July 23, 2009 (date of inception) through February 29, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allies Limited, as of February 29, 2012 and February 28, 2011 and the results of its operations and cash flows for the years then ended and the period from July 23, 2009 (date of inception) through February 29, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Allies Limited will continue as a going concern.  As discussed in Note 12 to the financial statements, the Company has incurred losses from operations and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 12. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

June 8, 2012

ALLIES LIMITED

 (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$ 15,563	$ 64,108
Interest receivable - related party	4,090	0
Note receivable - related party	96,600	0
Total Current Assets	116,253	64,108

Other Assets
Security deposit	0	1,110
Note receivable - related party	0	89,100
Investments	428,075	644,021
Total Other Assets	428,075	734,231

TOTAL ASSETS	$ 544,328	$ 798,339

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$ 16,923	$ 14,007
Due to officer	1,988	0
Amount due on purchase of investment	0	131,250
Total Liabilities	18,911	145,257

STOCKHOLDERS’ EQUITY
Common stock, $.0001 par value, 100,000,000 shares authorized, 62,069,929 and 60,848,780 shares issued and outstanding, respectively	5,707	6,207
Additional paid-in capital	1,005,840	1,005,340
Non-controlling interest	(4,753)	(4,753)
Deficit accumulated during the development stage	(481,377)	(353,712)
Total Stockholders’ Equity	525,417	653,082

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 544,328	$ 798,339

See accompanying notes to financial statements.

ALLIES LIMITED

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

FOR THE PERIOD FROM JULY 23, 2009 (INCEPTION) TO FEBRUARY 29, 2012

	Year ended February 29, 2012	Year ended February 28, 2011	Period from July 23, 2009 (Inception) to February 29, 2012

REVENUES	$ 3,223	$ 5,000	$ 8,223

OPERATING EXPENSES
Professional fees	10,850	18,085	48,703
Wages and taxes	137,804	183,019	377,620
Advertising	19,094	15,950	35,044
Rent	3,501	9,570	19,181
General and administrative	16,545	25,417	49,027
TOTAL OPERATING EXPENSES	187,794	252,041	529,575

LOSS FROM OPERATIONS	(184,571)	(247,041)	(521,352)

OTHER INCOME (EXPENSES)
Interest income	4,102	65	4,167
Gain on sale of investment	68,750	0	68,750
Impairment of investments	(15,946)	(16,996)	(32,942)
TOTAL OTHER INCOME (EXPENSES)	56,906	(16,931)	39,975

LOSS BEFORE INCOME TAXES	(127,665)	(263,972)	(481,377)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$ (127,665)	$ (263,972)	$ (481,377)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	58,326,760	61,612,831

See accompanying notes to financial statements.

ALLIES LIMITED

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 23, 2009 (INCEPTION) TO FEBRUARY 29, 2012

	Common stock		Additional paid-in	Non-controlling	Deficit accumulated during the development
	Shares	Amount	capital	interest	stage	Total
Inception, July 23, 2009	-	$ -	$ -	$ -	$ -	$ -

Shares issued to founders at $0.000075 per share	40,000,000	4,000	(1,000)	-	-	3,000

Shares issued for cash at $0.00017 per share	20,000,000	2,000	1,058	-	-	3,058

Shares issued for cash at $0.45 per share	444,445	44	199,450	-	-	199,494

Shares issued for cash at $0.75 per share	48,566	5	36,420	-	-	36,425

Shares issued for cash at $0.65 per share	135,769	14	88,236	-	-	88,250

Shares issued for cash at $0.63 per share	8,000	1	4,999	-	-	5,000

Shares issued for cash at $0.58 per share	6,000	1	3,499	-	-	3,500

Shares issued for cash at $0.50 per share	60,000	6	29,994	-	-	30,000

Shares issued for cash at $0.70 per share	1,000	0	700	-	-	700

Shares issued for cash at $0.58 per share	70,000	7	40,493	-	-	40,500

Shares issued for cash at $0.63 per share	25,000	2	15,798	-	-	15,800

Shares issued for cash at $0.55 per share	50,000	5	27,495	-	-	27,500

Net loss for the period ended February 28, 2010	-	-	-	-	(89,740)	(89,740)

Balance, February 28, 2010	60,848,780	6,085	447,142	0	(89,740)	363,487

Shares issued for cash	1,221,149	122	558,198	-	-	558,320

Adjustment for non-controlling interest in investment	-	-	-	(4,753)	-	(4,753)

Net loss for the year ended February 28, 2011	-	-	-	-	(263,972)	(263,972)

Balance, February 28, 2011	62,069,929	6,207	1,005,340	(4,753)	(353,712)	653,082

Return and cancellation of common stock	(5,000,000)	(500)	500	-	-	0

Net loss for the year ended February 29, 2012	-	-	-	-	(127,665)	(127,665)

Balance, February 29, 2012	57,069,929	$ 5,707	$ 1,005,840	$ (4,753)	$ (481,377)	$ 525,417

See accompanying notes to financial statements.

ALLIES LIMITED

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

FOR THE PERIOD FROM JULY 23, 2009 (INCEPTION) TO FEBRUARY 29, 2012

	Year ended February 29, 2012	Year ended February 28, 2011	Period from July 23, 2009 (Inception) to February 29, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (127,665)	$ (263,972)	$ (481,377)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) on sale of investment	(68,750)	0	(68,750)
Impairment of investments	15,946	16,996	32,942
Non-cash interest income on investments	0	(65)	(65)
Changes in assets and liabilities:
(Increase) in interest receivable - related party	(4,090)	0	(4,090)
Increase in accrued expenses	2,916	3,540	16,923
Increase in due to officer	1,988	0	1,988
Net Cash Used in Operating Activities	(179,655)	(243,501)	(502,429)

CASH FLOWS FROM INVESTING ACTIVITIES
Security deposit	1,110	0	0
Issuance of note receivable - related party	(7,500)	(89,100)	(96,600)
Cash paid for investments	0	(319,455)	(534,455)
Cash received for sale of investments	25,000	0	25,000
Payments received on note receivable	112,500	0	112,500
Net Cash Provided by (Used in) Investing Activities	131,110	(408,555)	(493,555)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	0	586,820	1,011,547
Net Cash Provided by Financing Activities	0	586,820	1,011,547

NET INCREASE (DECREASE) IN CASH	(48,545)	(65,236)	15,563
Cash, beginning of period	64,108	129,344	0
Cash, end of period	$ 15,563	$ 64,108	$ 15,563

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0	$ 0
Income taxes paid	$ 0	$ 0

SUPPLEMENTAL NON-CASH FINANCING AND INVESTING ACTIVITIES:
Liability created on purchase of investment	$ 0	$ 0
Shares issued for subscription receivable	$ 0	$ 0
Note receivable issued for sale of investment	$ 112,500	$ 0
Cancellation of amount due on purchase of investment related to sale of investment	$ 131,250	$ 0

See accompanying notes to financial statements.

ALLIES LIMITED

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Allies Limited (“Allies” and the “Company”) was incorporated in the State of Nevada on July 23, 2009.  The Company provides an "incubator" environment for start-up companies, primarily in the Technology sector as well as consulting services for “early stage” and more mature services by securing seed capital, office space and key personnel.  In addition, Allies provides consultation for individuals and entities in the commercial real estate sector.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a February 28 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. Allies had $15,563 and $64,108 of cash as of February 29, 2012 and February 28, 2011, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, interest receivable from a related party, a note receivable from a related party, accrued expenses and an amount due to an officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of February 29, 2012.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

ALLIES LIMITED

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2012

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

Revenue for consulting fees is recognized upon the execution and closing of the contract for the amount of the contract or upon performance of the services if there is no contract.  Consulting fees are generally due based upon various progress milestones.   Revenue from contract payments is estimated and accrued as earned.  Any adjustments between actual contract payments and estimates are made to current operations in the period they are determined.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of February 29, 2012, the Company has not issued any stock-based payments to its employees.

The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $15,950 and $0 during the periods ended February 29, 2012 and 2011, respectively.

Recent Accounting Pronouncements

Allies does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

ALLIES LIMITED

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2012

NOTE 2 - SECURITY DEPOSIT

The Company had a security deposit on its office space per the terms of the lease.  The total deposit was $1,110 and was refundable within 45 days of vacating the office space upon completion of the lease. The Company vacated the office space during the year ended February 29, 2012 and the deposit was applied to rent expense.

NOTE 3 - INVESTMENTS

Investments recorded by the company as of February 29, 2012 are as follows:

•

Allies agreed to purchase 40% of the authorized, issued and outstanding stock of Salus Novus, Inc., a Nebraska company for total cash of $400,000.  On May 17, 2011, the Company sold back 50% of the Salus Novus stock that they had held.  The stock was sold back for total proceeds of $268,750.  A gain on the sale of investment of $68,750 was recorded. The remaining stock owned by the Company is being carried at the original cost of $200,000.

•

Allies agreed to acquire 15% of Maple Valley Lot 1, LLC.  As part of the agreement, the Company is responsible for 15% of the capital required by the LLC.  Maple Valley Lot 1, LLC acquired a property for $1.1 million during the period ended February 28, 2010 and Allies has paid the allotted 15% totaling $165,000. The property was appraised at $1,020,000. Due to the appraisal, Allies has impaired their investment to 15% of the total value or $153,000 as of February 28, 2011. The $12,000 impairment charge has been recorded as an operating expense. The property was reviewed for impairment at February 29, 2012 and it was determined that no impairment was necessary. The carrying value of the investment was $153,000 as of February 29, 2012.

•

Allies acquired 95% of Allies - Arizona, LLC in exchange for $100,000.  Allies - Arizona, LLC has acquired a three building real estate development in Gilbert, Arizona consisting of approximately 78,000 square feet of useable space. The company beneficially owns 2.963% of the three building complex. Allies recorded a loss on this investment of $4,931 based on their percentage in the property during the year ended February 28, 2011. The Company has also recorded a non-controlling interest of $4,753 based on the 5% minority interest owned by a related party in Allies - Arizona, LLC. The property was reviewed for impairment during the year ended February 29, 2012 and it was deemed that the carrying value was in excess of the fair value.  In lieu of the fair value, Allies has recorded an impairment charge of $15,241 for the year ended February 29, 2012.  The carrying value of this investment was $75,075 as of February 29, 2012.

NOTE 4 - NOTES RECEIVABLE - RELATED PARTIES

On February 28, 2011, Allies issued a note receivable for $89,100 in exchange for all stock purchased in Hy-Tech. The note bears interest at 4.5%. The note is secured by the Hy-Tech stock and is due in full on February 28, 2013 including all accrued interest. Interest only payments will begin on February 29, 2012.

Additionally, during the year ended February 29, 2012, Allies loaned an additional $7,500 to the related party. The loan is unsecured, bears 4.5% interest and is due on August 10, 2012.

ALLIES LIMITED

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2012

Interest receivable on the above loans was $4,090 at February 29, 2012.

During the year ended February 29, 2012, Allies loaned an officer and shareholder $5,300.  The loans were unsecured, bore 3% interest and were due in March 2012.  The loans were paid back in full in February 2012.  The balance due on the loans was $0 as of February 29, 2012. Interest income of $12 was recorded in connection with the loans.

NOTE 5 - NOTE RECEIVABLE

On May 17, 2011, the Company sold 50% of its investment in Salus Novus, Inc. in exchange for $25,000 cash, the cancellation of $131,250 of a note payable and a note receivable of $112,500. The Company’s basis in this investment was $200,000.

The note receivable required monthly payments of $18,000 for six months beginning on June 17, 2011 with the balance of $4,250 due on December 17, 2011. The note receivable was paid in full as of February 29, 2012.

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consisted of the following as of February 29, 2012 and February 28, 2011:

	2012	2011
Accrued payroll and payroll taxes	$ 4,373	$ 657
Accrued advertising	4,800	5,100
Accrued audit fee	7,750	8,250
Total Accrued Expenses	$ 16,923	$ 14,007

NOTE 7 - DUE TO OFFICER

An officer loaned the company funds in February 2012. The loans are unsecured, non-interest bearing and due on demand. The balance due to the officer was $1,988 at February 29, 2012.

NOTE 8 - NOTE PAYABLE

The Company issued a promissory note in connection the purchase of the Salus Novus investment.  The note was non-interest bearing and secured by the Salus Novus stock. On May 17, 2011, the Company sold 50% of its investment in Salus Novus, Inc. in exchange for $25,000 cash, the cancellation of $131,250 of a note payable and a note receivable of $112,500. The balance of the note payable was $0 as of February 29, 2012.

NOTE 9 - CAPITAL STOCK

The Company has 100,000,000 shares of par value $0.0001 common stock authorized.

ALLIES LIMITED

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2012

On July 23, 2009, the Company issued 40,000,000 shares of its common stock to its founders for total proceeds of $3,000. Also on July 23, 2009, the Company issued 20,000,000 shares of its common stock to for total proceeds of $3,058. The Company issued an additional 848,780 shares for prices ranging from $0.45 to $0.75 per share during the period ended February 28, 2010 for total proceeds of $447,169.

During the year ended February 28, 2011, the Company issued an additional 1,221,149 shares for total cash proceeds of $558,320.

On June 1, 2011, a shareholder returned 5,000,000 shares of common stock to the Company. There were no other equity transactions during the year ended February 29, 2012.

There were 57,069,929 shares of common stock outstanding as of February 29, 2012.

NOTE 10 - INCOME TAXES

As of February 29, 2012, the Company had net operating loss carry forwards of approximately $481,377 that may be available to reduce future years’ taxable income in various amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the periods ended February 29, 2012 and February 28, 2011:

	2012	2011
Federal income tax attributable to:
Current Operations	$ 43,406	$ 89,750
Less: valuation allowance	(43,406)	(89,750)
Net provision for Federal income taxes	$ 0	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of February 29, 2012 and February 28, 2011:

	2012	2011
Deferred tax asset attributable to:
Net operating loss carryover	$ 163,668	$ 120,262
Less: valuation allowance	(163,668)	(120,262)
Net deferred tax asset	$ 0	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $481,377 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

ALLIES LIMITED

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2012

NOTE 11 - COMMITMENTS

The Company leased an office in Omaha, Nebraska on a month-to-month basis. The monthly rent was $675 and additional costs included a $135 month telephone fee and a $35 monthly internet fee. The Company moved out of the office space during the year ended February 29, 2012.

The Company neither owns nor leases any real or personal property as of February 29, 2012. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 12 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has an accumulated deficit of $481,377 as of February 29, 2012.  The Company has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time which raises substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company plans to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 13 - SUBSEQUENT EVENTS

In March and April 2012, the Company issued 85,000 shares of common stock for cash proceeds of $45,000.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to February 29, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events discussed above.

Management’s discussion and analysis of financial condition and results of operations

You should read this section in conjunction with our financial statements and the related notes included in this Prospectus.  Some of the information contained in this section or set forth elsewhere in this Prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

Overview/business of issuer/ plan of operation

Description of our business

GENERAL INFORMATION ABOUT OUR COMPANY

We are a start-up stage company still in the development stage. We are a company with limited revenues; we have minimal assets and have incurred losses since inception.   Allies Limited hopes to sponsor and manage a variety of investments, worldwide, in private equity and potential debt transactions on behalf of third-party investors and our own firm. Although Allies Limited is a new firm, the Senior Management of Allies Limited has a 20 year history of raising multiple funds and has received approximately $50 million of capital from investors for management and investment in past fund ventures not affiliated with Allies Limited.

Allies hopes to provide capital and management services to start up and second stage companies which include High Technology startups as well as Dental Practices and Health centers.

At this time there is no specific plan to incur debt for the company, however in the relative distant future (3 to 5 years on) Allies may find it beneficial to incur debt in order to take advantage of  profit potential in the acquisition of  an entity through leveraged buyout.

At certain times ( i.e. the 1981 economy when Fed Chairman Paul Volker raised prime interest rates to double digit values ) there are opportunities to acquire  returns with little risk. If this environment presents itself and Allies is in a favorable cash flow position we intend to purchase fixed income securities for significant guaranteed gain for our shareholders.

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID).   These individuals are to be competent in recognizing real estate development opportunities with the potential for near term appreciation for Allies’ shareholders . Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of “start up” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “start ups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for  equity and managerial consultation.

Allies’ final distinct division will be in the business of marketing its “holding companies” and real estate to increase valuation and to raise venture capital to fund current and future investments. Their personnel will be synergistically connected to individuals who are networked to facilitate promotion of Allies’ holdings, i.e. Financial and IT publication reporters and staff writers.

Allies may partner with and Private Equity firms to help fund potentially early stage companies which, over time, will potentially add  value to Allie’s shareholders .

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practice Health Centers.

The company is a Nevada Corporation formed July 23rd 2009 and our year end is February 28.

PRINCIPAL SERVICES AND THEIR MARKETS

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID).   These individuals are to be competent in recognizing real estate development opportunities with the potential for  near term appreciation for Allies’ shareholders. Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of “start up” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “start ups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for  equity and managerial consultation.

Allies’ final distinct division will be in the business of marketing its “holding companies” and real estate to increase valuation and to raise venture capital to fund current and future investments. Their personnel will be synergistically connected to individuals who are networked to facilitate promotion of Allies’ holdings, i.e. Financial and IT publication reporters and staff writers.

Allies may partner with and Private Equity firms to help fund potentially early stage companies which, over time, will potentially add  value to Allie’s shareholders.

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practices and Health Centers.

RESULTS OF OPERATIONS FOR THE YEAR ENDED FEBRUARY 29, 2012

We had $3,223 in revenues and an accumulated deficit of $481,377 plus anticipated expenses of $60,000 for this registration process.

LIQUIDITY

We have cash assets at February 29, 2012 of $15,563.  We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations.  We have secured no sources of loans.

The costs to meet our reporting and other requirements as a public company subject to the exchange act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs could range up to $15,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower.

SHORT TERM

On a short-term basis, for the year ended February 29, 2012 we have generated $3,223 in revenues which is not enough to cover operations.  Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as we continue development products. For short term needs we will be dependent on receipt, if any, of private placement proceeds.

We do not have a true forecast of operational funds over the next twelve months.  These projections would be based upon future potential deals over that time frame that at this time unknown.

The operational budget over the next twelve (12) months consists solely of salaries and administrative expenses in managing the Companies current investments and analyzing future opportunities.  Based on the future financial opportunities, additional costs and expenses may be incurred to take advantage of those opportunities. The amount of capital required to operate Allies Limited over the next 12 months is as follows:

Payroll:	$125,000
professional fees	$25,000
Miscellaneous	$10,000
Total	$160,000

Please note there are no office related expenses (rent, phones, copiers, pc’s etc.) other than business cards and letterhead, as our office location and collateral hardware are provided as there is only one employee and no need to expense money for elaborate office set up.

Our assets consist of a checking account with a balance of $15,563 as of February 29, 2012 with total current assets of $116,253 with no inventory.

Our total liabilities are $18,911 for the year ended  February 29, 2012 , however we are incurring significant liabilities subsequently in connection with our registration statement on Form S-1. The company has hired How To Go Public to take them thru the “go public” process and thus far paid them $15,000 for their services. (see exhibit)

The following table sets forth an estimate of the costs and expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$752.76
Blue Sky Expense	200
Legal fees and expenses	50,000
Accountants’ fees and expenses	9,750
Total	$60,059

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by the Company.

CAPITAL RESOURCES

We have only common stock as our capital resource.

As we continue to build markets for ALLIES LIMITED services and programs, substantial capital will be needed to pay for sales and marketing, website development, equipment and service, plus usual start up and normal operating costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.   We have no limited revenues at this time.  We have no committed source for additional funding.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

LIMITED FINANCING

We may borrow money to finance our future operations. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.   However, the Company has limited revenues and is in its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

We do not have any debt or long-term commitments. We continue to seek financing, but there are no guarantees that we will be able to do so.

At this time we know of no specific events or uncertainties that would materially impact our current business plan..

Critical accounting policies

Allies Ltd. Functions as a “Private Equity Firm” Allies initially has accumulated capital through a Private Placement Memorandum and subsequently invested that capital in various commercial real estate entities with what we reasoned would experience   profit potential in the next 3 to 5 years. Allies ltd. has also invested in a startup high technology firm of which we currently own 40% and we hope Allies stake in this firm to sell for an exponential return over our purchase price.

BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

We recognize revenue at the time the services are paid by members or third parties.   We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10). Issue 00-10 requires that all amounts billed to members related to shipping and handling should be classified as revenues. Our service costs include amounts for shipping and handling, therefore, we charge our members shipping and handling fees at the time the services are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses. The cost of shipping services to the customer is classified as shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition, corrected copy (SAB 104) address certain criteria for revenue recognition. SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

INCOME TAXES

At February 29, 2012, the Company had no net income.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155, 157, and 158 and their effect on the Company.

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities , and No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities .

The adoption of these and other new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

OFFICERS AND KEY PERSONNEL OF THE COMPANY

The address of each executive officer and director is c/o:    Allies Limited

Name:  Ted Pysh/President/Director of Allies Limited

Age:  64 Birth Date 11/19/1946

Address: 627 So. 197th, St., Elkhorn, Nebraska 68022

Phone:  402-578-7742

Employer: Hy-Tech Weight Loss Inc.

Title: CEO/President/Chairman of the board

5 year employment history:

Hy-Tech Weight Loss Centers

Position: President/CEO/Director

Dates:  2004-present

Education: 4 years college, Securities courses and licenses including General Securities Principal, Municipal Bond Principal, Registered Investment Advisor, Registered Representative, Options Principal and State Insurance license.

In the past 5 years 2006-2011 Mr. Pysh has acted as CEO of Hy-Tech Weight Loss inc. a Delaware corporation, a position he holds currently. Mr. Pysh does not receive compensation of any kind in this position, but holds an approximate 16% ownership in the corporation.

Mr. Pysh worked as an independent insurance agent for Bankers Life and Casualty. Beginning in January 2008 thru July 2009.

The principal business of Hy-Tech Weight loss is to provide to individualsa medical, prescription based, solution to obesity. The firm has just one location and employs Physicians, Nurse practitioners and other Health professionals to administer its weight loss programs.

Mr. Pysh has served in executive positions in various endeavours going back 20 years.

•

2009 - Present :  President, Allies Limited

•

2004 -  2012:  CEO…Hy-Tech Weight Loss

•

2002 -  2004:   Director of Franchise development, Daddios Pizza

•

1999- 2001     President, R. J. Thompson Securities (Brokerage firm)

•

1993- 1999:    President, Price/Hagen Investments (RIA Firm)

•

1985- 1993     President, Price Marketing (Marketing and advertising firm)

Mr. Pysh’s duties in every endeavor were intricately involved in operations, cash management, sales, capital allocation, personnel management, securities trading and client portfolio management.  At one time, Mr. Pysh held series 7 (registered rep) series 4 (options principal) series 28 (Municipal bond principal) General securities principal (required as president of brokerage firm) and insurance producers license. He currently hold a seies 65 (licensed investment advisor)

DIRECTORS OF THE COMPANY

NUMBER OF DIRECTORS: 1 Mr. Pysh is our sole officer and director and elections will be held annually.  Mr. Pysh is an experienced entrepreneur who shows leadership skills necessary to succeed.

Directors are elected annually.

LIST OF OUTSIDE/INDEPENDENT DIRECTORS

None

Does the company have a separately designated audit committee at this time?

No it does not and at this time there are no plans for one

Have any of the officers or directors ever worked for or managed a company in the same business as the company?

NO.

The officers, directors have worked for or managed a company in the same business or industry.

The principals, officers and directors have not worked in the same business or industry

If any of the officers, directors or other key personnel have ever worked for or managed a company in the same business or industry as the company or in a related business or industry, describe what precautions, if any, (including the obtaining of releases or consents from prior employers) have been taken to preclude claims by prior employers for conversion or theft of trade secrets, know-how or other proprietary information.

No action has been taken in this regard.

If the company has never conducted operations or is otherwise in the development stage, indicate whether any of the officers or directors has ever managed any other company in the start-up or development stage and describe the circumstances, including relevant dates.

Our President Theodore Pysh was president and CEO of a Registered Investment Advisor “Price Hagen Investments” from 1996 through 1999. At that time he acquired managed more than $50 million in assets. In 1999 Mr. Pysh through a PPM individually raised $15million+ capital and became president of the start up of an on line brokerage firm, RJT.com. Mr. Pysh was instrumental in the sale of the firm in 2001 to TD Waterhouse for a reported $93million. Subsequently, Mr. Pysh raised another $5 million in a Private Placement.

The principal business of Hy-Tech Weight loss is to provide to individualsa medical, prescription based, solution to obesity. The firm has just one location and employs Physicians, Nurse practitioners and other Health professionals to administer its weight loss programs.

Mr. Pysh has served in executive positions in various endeavours going back 20 years.

•

2009 - Present :  President, Allies Limited

•

2004 -  2012:  CEO…Hy-Tech Weight Loss

•

2002 -  2004:   Director of Franchise development, Daddios Pizza

•

1999- 2001     President, R. J. Thompson Securities (Brokerage firm)

•

1993- 1999:    President, Price/Hagen Investments (RIA Firm)

•

1985- 1993     President, Price Marketing (Marketing and advertising firm)

Mr. Pysh’s duties in every endeavor were intricately involved in operations, cash management, sales, capital allocation, personnel management, securities trading and client portfolio management.  At one time, Mr. Pysh held series 7 (registered rep) series 4 (options principal) series 28 (Municipal bond principal) General securities principal (required as president of brokerage firm) and insurance producers license. He currently hold a seies 65 (licensed investment advisor)

If any of the company's key personnel are not employees but are consultants or other independent contractors, state the details of their engagement by the company.

None at this time.

If the company has key man life insurance policies on any of its officers, directors or key personnel, explain, including the names of the persons insured, the amount of insurance, whether the insurance proceeds are payable to the company and whether there are arrangements that require the proceeds to be used to redeem securities or pay benefits to the estate of the insured person or a surviving spouse.

None at this time

If a petition under the bankruptcy act or any state insolvency law was filed by or against the company or its officers, directors or other key personnel, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years, set forth below the name of such persons, and the nature and date of such actions.

No petition under the bankruptcy act or any state insolvency law has been filed by or against the company or its officers, directors or other key personnel. No receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception through February 29, 2012, to our officers. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
					Awards		Payouts
	Annual Compensation				Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position	2012	($) (4)	($)		(1)	SARs (#)	($)	($)

Theodore Pysh, President, Secretary		125,000	0	0	0	0	0	0

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers other than as described herein.

We were incorporated on July 23rd 2009

 SUMMARY COMPENSATION

At this time Theodore Pysh is receiving an annual salary of $125,000 and there is no compensation being offered to any of the other Officers/Directors

STOCK AND OPTION AWARDS

There have been no stock options or awards other than the original “founders” stock, which was issued for services to the founders.

DIRECTORS’ COMPENSATION

Directors are not compensated.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

There are no employment agreements. Future employee hires will include administrative office staff, an investment advisor and a professional with a Registered Investment Advisor qualification.

INCENTIVE STOCK OPTION PLAN AND INCENTIVE STOCK OPTION AGREEMENT

None at this time

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

None at this time

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 40,000,000 common shares or 66%.   The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	Percent of	Number of
	Voting	Common
Beneficial Owner Officer/Directors (1)	Shares Owned (2)	Shares Owned (3)

Total Shares Outstanding		57,299,480
Total Shares Authorized		100,000,000
Total Shares owned by Officers and Directors	35%	20,000,000
Total Shares owned by Beneficial Owners (2)	35%	20,000,000

The address of each executive officer and director is c/o the Company.

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2) Assumes the sale of the maximum amount of this offering (the Company shares of common stock) by the Company.

(3) The aggregate amount of shares to be issued by the Company and outstanding is 57,299,480

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Theodore Pysh	President	20,000,000 shares
David Steier and Arlene Steier	Investors	20,000,000 shares

The Company issued Theodore Pysh, President , 20,000,000 shares for $1,500 on July 23, 2009

The company issued a total of 20,000,000 shares to David and Arlene Steier for $3,058 on July 23, 2009

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this Prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Allies Limited

7,298,480 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2012

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions: payable by the registrant in connection with the issuance and distribution of the common stock being registered:

SEC registration fee	$752.76
Blue Sky Expense	200
Legal fees and expenses	50,000
Accountants’ fees and expenses	9,750

Total	$60,702.76

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by us.

ITEM 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 4 of the Articles of Incorporation (as amended) address indemnification of Directors and Officers and provides for the following:

“No director of the corporation will be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except as provided by the Code; and, the corporation will indemnify its directors and officers to the fullest extent permitted by the Code and may, of and to the extent authorized by the board of directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatever; and, the corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of the corporation and any person whom it has the power to indemnify pursuant to law, the certificate of formation, or these bylaws, or otherwise.”

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES

We issued these shares in reliance on the safe harbor provided by Regulation D Rule 504 promulgated under Section 4(2) of the Securities Act of 1933, as amended.  These stockholders who received the securities representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

The Company issued Theodore Pysh, President , 20,000,000 shares for $1,500 on July 23, 2009

The company issued David and Arlene Steier a total of 20,000,000 shares for $3,058 on July 23, 2009

ITEM 16  EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Novi & Wilkin, Esq. Attorneys at Law
10.1	Subscription Agreement
10.2	Lease
10.3	NOVUS Agreement*
10.4	Gilbert, AZ Property*
10.5	Maple Valet, Lot 1 Agreement*
10.6	Howtogopublic agreement
23.1	Consent of Independent Auditor*
23.2	Consent of Counsel (See Exhibit 5.1)

* filed herewith

ITEM 17 UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any   period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Amendment to the registration statement to be signed on its behalf by the undersigned, in the city of Omaha, NB on July 10, 2012

By:	/s/ Theodore Pysh
Theodore Pysh
Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore Pysh Theodore Pysh	Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director	July 10, 2012

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